Exhibit 99.1

ArriVent Biopharma Reports Full Year 2023 Financial Results

•	Company progresses the development of furmonertinib with a data readout planned for 2024

•	Furmonertinib granted Breakthrough Therapy Designation by the U.S. Food and Drug Administration

•	Completed $201 million initial public offering (“IPO”) in January 2024

NEWTOWN SQUARE, PA, March 28, 2024 (GLOBE NEWSWIRE) -- ArriVent BioPharma, Inc. (“Company” or “ArriVent”) (Nasdaq: AVBP), a clinical-stage company dedicated to accelerating the global development of innovative biopharmaceutical therapeutics, today reported financial results for the full year ended December 31, 2023, and highlighted recent company progress.

“The fourth quarter was transformational for ArriVent, as we positioned our company for the successful IPO that we executed in January of this year and continued our strong progress with furmonertinib, which received Breakthrough Therapy Designation from the FDA,” said Bing Yao, Chairman and Chief Executive Officer of ArriVent. “Our company is well capitalized, with cash runway into 2026, and we have an experienced management team dedicated to strong pipeline execution. This year we look forward to providing an update on our Phase 1b FURTHER trial that includes EGFR mutant NSCLC patients with PACC mutations and advancing our Phase 3 FURVENT trial in frontline NSCLC with EGFR exon 20 insertion mutations as we continue our mission to identify and develop potentially transformative medicines to address the unmet medical needs of patients with cancer.”

2023 Highlights

Furmonertinib

•	Announced clinical development collaboration with InnoCare Pharma. In July 2023, ArriVent and Beijing InnoCare Pharma Tech Co., Ltd. (“InnoCare Pharma”) announced a clinical development collaboration investigating a novel Src Homology 2 domain containing protein tyrosine phosphatase (“SHP2”) allosteric inhibitor, ICP-189, in combination with furmonertinib in patients with advanced non-small cell lung cancer (“NSCLC”).

•	Presented interim results from the Phase 1b, randomized, open-label, multi-center clinical study (FAVOUR), evaluating the efficacy and safety of furmonertinib in patients with locally advanced or metastatic NSCLC with epidermal growth factor receptor (“EGFR”) exon 20 insertion mutations. In September 2023, ArriVent and its partner, Shanghai Allist Pharmaceuticals Company, Ltd. ("Allist”), presented interim Phase 1b results at the World Conference on Lung Cancer.

•	U.S. Food and Drug Administration (FDA) granted Breakthrough Therapy Designation for furmonertinib for first-line treatment of advanced or metastatic NSCLC with EGFR exon 20 insertion mutations. In October 2023, ArriVent announced that the FDA granted Breakthrough Therapy Designation for furmonertinib for the treatment of patients with previously untreated, locally advanced or metastatic non-squamous NSCLC with EGFR exon 20 insertion mutations. The pivotal Phase 3 FURVENT trial (NCT05607550) of furmonertinib for the treatment of first-line NSCLC with EGFR exon 20 insertion mutations is currently enrolling patients globally.

Upcoming Milestones

•	Proof-of-concept data expected in 2024. Furmonertinib is currently being studied in the Phase 1b FURTHER (NCT05364073) study in patients with NSCLC EGFR P-loop alpha-c helix compressing (“PACC”) mutations, which has been fully enrolled, with proof-of-concept data expected in 2024.

•	Presentation of preclinical data for furmonertinib at the 2024 American Association for Cancer Research (“AACR”) Annual Meeting. ArriVent will present preclinical data evaluating furmonertinib in NSCLC with EGFR exon 20 insertion mutations and PACC mutations at the AACR Annual Meeting, being held April 5-10. The preclinical study found furmonertinib is similarly active against both PACC and exon 20 insertion mutations.

•	Initiation of the clinical combination study with furmonertinib and ICP-189, a SHP2 inhibitor. ArriVent and its partner, InnoCare Pharma, dosed its first patient of this clinical combination study targeting EGFR classical mutations in March 2024.

•	Selection of antibody drug conjugate (ADC) development candidate. ArriVent and its partner, Aarvik Therapeutics, Inc (“Aarvik”), continue to make progress on selecting an ADC development candidate, and expect to complete selection in late 2024 or early 2025.

Corporate Updates

•	Completed a successful IPO. In January 2024, ArriVent successfully raised $201 million in gross proceeds before deducting underwriting discounts, commissions, and offering expenses.

•	Strengthened board and executive team leadership. In September 2023, ArriVent appointed Chris Nolet to its Board of Directors. Mr. Nolet has extensive leadership experience as an audit partner, business advisor and independent board director in the life sciences industry, and serves on the boards of public companies Revance Therapeutics and Jasper Therapeutics. In January 2024, ArriVent appointed Winston Kung as Chief Financial Officer and Treasurer, bringing over 20 years of extensive leadership experience, most recently as Chief Financial Officer and Chief Operating Officer at PMV Pharmaceuticals.

Fiscal Year 2023 Financial Results

•	Research and development expenses were $64.9 million and $30.4 million for the years ended December 31, 2023 and 2022, respectively. The increase in expense was primarily due to increased clinical spending on trials related to furmonertinib.

•	General and administrative expenses were $9.7 million and $6.5 million for the years ended December 31, 2023 and 2022, respectively. The increase was primarily due to increased external costs related to preparing for and operating as a public company, as well as increased personnel costs to support these activities.

•	Net loss was $69.3 million and $37.0 million for the years ended December 31, 2023 and 2022, respectively.

•	As of December 31, 2023, the company had cash, cash equivalents and marketable securities of $150.4 million, which, with the proceeds from our IPO in January 2024, is expected to fund operations into 2026.

About ArriVent

ArriVent is a clinical-stage biopharmaceutical company dedicated to the identification, development and commercialization of differentiated medicines to address the unmet medical needs of patients with cancers. ArriVent seeks to utilize its team’s deep drug development experience to maximize the potential of its lead development candidate, furmonertinib, and advance a pipeline of novel therapeutics, such as next-generation antibody drug conjugates, through approval and commercialization in patients suffering from cancer, with an initial focus on solid tumors.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, cash runway, anticipated clinical milestones and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on ArriVent’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties that are described more fully in the section titled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023, to be filed with the Securities and Exchange Commission and our other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and ArriVent undertakes no duty to update such information except as required under applicable law.

ARRIVENT BIOPHARMA, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$150,389	$163,372
Prepaid expenses and other current assets	9,579	19,250
Total current assets	159,968	182,622
Right of use assets – operating leases	291	139
Deferred offering costs	2,732	—
Other assets	107	72
Total assets	$163,098	$182,833

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,532	$3,094
Accrued expenses	6,952	5,138
Operating lease liabilities	140	128
Total current liabilities	11,624	8,360
Operating lease liabilities	177	11
Total liabilities	11,801	8,371

Commitments and contingencies (Note 7)

Series A convertible preferred stock $0.0001 par value, 150,000,000 shares authorized; 150,000,000 shares issued and outstanding at December 31, 2023 and 2022; liquidation preference of $150,000 at December 31, 2023	149,865	149,865
Series B convertible preferred stock $0.0001 par value, 147,619,034 shares authorized; 147,619,034 and 104,761,894 shares issued and outstanding at December 31, 2023 and 2022, respectively; liquidation preference of $155,000 at December 31, 2023	154,625	109,706

Stockholders’ (deficit):
Common stock $0.0001 par value, 368,600,500 shares authorized; 2,745,480 and 2,597,738 shares issued and outstanding at December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	4,652	3,403
Accumulated deficit	(157,845)	(88,512)
Total stockholders’ (deficit)	(153,193)	(85,109)
Total liabilities, convertible preferred stock and stockholders’ deficit	$163,098	$182,833

ARRIVENT BIOPHARMA, INC.

STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended December 31,
	2023	2022
Operating expenses:
Research and development	$64,884	$30,433
General and administrative	9,706	6,473
Total operating expenses	74,590	36,906
Operating loss	(74,590)	(36,906)
Interest income	5,257	—
Net loss	$(69,333)	$(36,906)

Share information:
Net loss per share of common stock, basic and diluted	$(32.38)	$(28.90)
Weighted-average shares of common stock outstanding, basic and diluted	2,140,951	1,277,079

Contact for Investors & Media

Argot Partners

212.600.1902

ArriVent@argotpartners.com